Exhibit 99.1

Control4 Reports Financial Results for Third Quarter 2013

North America Delivers 21% Year-over-Year Revenue Growth Contributing to Strong Net Income

SALT LAKE CITY, UT, October 31, 2013 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its third quarter and the nine months ended September 30, 2013.

Revenue for the third quarter of 2013 was $33.6 million, compared with $28.6 million for the third quarter of 2012, representing 18% year-over-year growth. Revenue for the nine months ended September 30, 2013 also grew 18% to $92.8 million, compared with $78.8 million for the nine months ended September 30, 2012.

Net income for the third quarter of 2013 was $1.7 million, or $0.07 per diluted share, compared with net loss of $4.1 million, or $1.73 per diluted share, in the third quarter of 2012.  Net income for the nine months ended September 30, 2013 was $1.2 million, or $0.06 per diluted share, compared with net loss of $6.3 million, or $2.69 per diluted share, for the nine months ended September 30, 2012.

Control4 recorded non-GAAP net income of $2.9 million in the third quarter of 2013, or $0.12 per diluted share, compared with $1.3 million, or $0.07 per diluted share, in the third quarter of 2012.  Non-GAAP net income for the nine months ended September 30, 2013 was $4.1 million, or $0.20 per diluted share, compared with a Non-GAAP net income of $547,000, or $0.03 per diluted share, for the nine months ended September 30, 2012.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“This quarter we continued to increase the penetration of our products across our global dealer network. We are very pleased with our business traction in North America, which delivered 21% year-over-year revenue growth,” said Martin Plaehn, chief executive officer of Control4.  “We launched new multi-room media distribution products to enhance our audio and video solutions and we continue to strengthen our 3rd party device ecosystem to provide our customers and dealers with unparalleled integration within our home automation solutions.”

Commenting on the company’s financial results, Dan Strong, chief financial officer of Control4, added, “Our financial performance speaks to our continued progress as a leading home automation provider and reflects our focus on innovation and revenue growth while gaining operating leverage, as evidenced by both our top line growth and bottom line performance.”

For the fourth quarter of 2013, the company expects revenue to be between $35.0 million and $36.5 million, and expects non-GAAP net income to be between $2.6 million and $3.7 million, or between $0.10 and $0.15 per diluted share.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP adjusted gross margin, non-GAAP adjusted operating income, non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP adjusted gross margin, non-GAAP adjusted operating income, and non-GAAP net income exclude non-cash expenses related to stock-based compensation as well as gains or losses on inventory purchase commitments.  The company further excludes litigation settlement expenses from non-GAAP operating income and non-GAAP net income.  Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Management also believes that it is useful to exclude gains or losses on inventory purchase commitments because it is income or expense that arose from our commitment to purchase energy-related products from a contract manufacturing partner that will not be used going forward due to the decision to discontinue our energy product line for utility customers.  The Company has not recognized that type of income or expense in periods prior to 2012, and management believes that past and future periods are more comparable if that income or expense is excluded.  Furthermore, the Company believes it is useful to exclude litigation settlement expense because of the variable and unpredictable nature of these expenses, which are not indicative of past or future operating performance. Management believes that past and future periods are more comparable if that expense is excluded.  Control4 believes these adjustments provide useful comparative information to investors.  Control4 considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose.  In addition, investors often use measures such as these to evaluate the operating performance of a company.  Non-GAAP results are presented for supplemental informational purposes only for understanding Control4’s operating results.  The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call

Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and webcast the event beginning at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) on October 31, 2013.  To access the conference call, dial 480-629-9712 or 877-941-2068 (toll free) and enter passcode 4644548.  The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through November 11, 2013.  To access the replay, please dial 303-590-3030 or 800-406-7325 and enter passcode 4644548.

About Control4 Corporation (NASDAQ: CTRL):

Control4 is a leading provider of automation and control systems for the connected home. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. Control4 provides its consumers with the ability to integrate music, video, lighting, temperature, security, communications and other functionalities into a unified home automation solution that enhances their daily lives.

At the center of the Control4 solution is an advanced software platform, which Control4 provides through its products that interface with a wide variety of connected devices developed both by Control4 and by many third parties.  Control4’s solution functions as the operating system of the home, making connected devices work together to control, automate and personalize the homes of its consumers. By delivering insightfully simple, personalized control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels and businesses around the world. To learn more, visit Control4 at www.control4.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook.  All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Registration Statement on Form S-1 declared effective by the SEC on August 1, 2013, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand; the ability of dealers and distributors to sell Control4 solutions; quarterly and annual operating results may fluctuate more than expected; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; the market for Control4’s solutions may develop more slowly than expected; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

CONTROL4 CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	September 30,
	2012	2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,695	$82,485
Accounts receivable, net	13,078	15,941
Inventories	12,515	15,559
Prepaid expenses and other current assets	1,871	1,965
Total current assets	46,159	115,950
Property and equipment, net	2,666	3,640
Intangible assets, net	926	970
Other assets	887	1,130
Total assets	$50,638	$121,690
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$14,435	$16,699
Accrued liabilities	6,571	5,548
Deferred revenue	542	637
Current portion of notes payable	1,321	1,191
Total current liabilities	22,869	24,075
Notes payable	1,838	2,127
Warrant liability	601	—
Other long-term liabilities	1,620	484
Total liabilities	26,928	26,686
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value; 83,163,408 and no shares authorized; 15,293,960 and no shares issued and outstanding at December 31, 2012 and September 30, 2013 (unaudited), respectively; aggregate liquidation preference of $118,150 and $0 at December 31, 2012 and September 30, 2013 (unaudited), respectively	116,313	—
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, no and 25,000,000 shares authorized; no shares issued and outstanding at December 31, 2012 and September 30, 2013 (unaudited), respectively	—	—
Common stock, $0.0001 par value; 127,836,592 and 500,000,000 shares authorized; 2,490,870 and 22,766,644 shares issued and outstanding at December 31, 2012 and September 30, 2013 (unaudited), respectively	—	2
Additional paid-in capital	12,988	199,354
Accumulated deficit	(105,587)	(104,354)
Accumulated other comprehensive income (loss)	(4)	2
Total stockholders’ equity (deficit)	(92,603)	95,004
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$50,638	$121,690

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2012	2013	2012	2013
	(unaudited)		(unaudited)
Revenue	$28,605	$33,641	$78,847	$92,755
Cost of revenue	14,918	16,592	41,170	46,129
Cost of revenue — inventory purchase commitment	1,840	—	1,840	(180)
Gross margin	11,847	17,049	35,297	46,806
Operating expenses:
Research and development	5,158	6,409	15,119	18,670
Sales and marketing	5,333	5,596	15,479	16,597
General and administrative	2,471	2,847	7,666	8,623
Litigation settlement	2,869	200	2,869	440
Total operating expenses	15,831	15,052	41,133	44,330
Income (loss) from operations	(3,984)	1,997	(5,836)	2,476
Other income (expense):
Interest income	2	4	11	8
Interest expense	(65)	(209)	(209)	(420)
Other income (expense)	(45)	42	(222)	(699)
Total other income (expense)	(108)	(163)	(420)	(1,111)
Income (loss) before income taxes	(4,092)	1,834	(6,256)	1,365
Income tax expense	—	(103)	—	(132)
Net income (loss)	$(4,092)	$1,731	$(6,256)	$1,233
Net income (loss) per common share:
Basic	$(1.73)	$0.12	$(2.69)	$0.19
Diluted	$(1.73)	$0.07	$(2.69)	$0.06
Weighted-average number of shares:
Basic	2,363	14,389	2,324	6,511
Diluted	2,363	23,556	2,324	21,206

Stock-based compensation expense included in the consolidated statements of operations data:
Cost of revenue	$18	$15	$53	$46
Research and development	202	419	461	974
Sales and marketing	139	187	421	543
General and administrative	363	319	1,159	1,085
Total stock-based compensation expense	$722	$940	$2,094	$2,648

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months
	Ended
	September 30,
	2012	2013
	(unaudited)
Operating activities
Net income (loss)	$(6,256)	$1,233
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation expense	1,254	1,609
Amortization of intangible assets	203	218
Provision for doubtful accounts	203	112
Loss (gain) on inventory purchase commitment	1,840	(180)
Stock-based compensation	2,094	2,648
Warrant liability expense	222	709
Changes in assets and liabilities:
Accounts receivable	(3,199)	(2,978)
Inventories	(1,318)	(2,947)
Prepaid expenses and other current assets	(495)	(98)
Other assets	(783)	(243)
Accounts payable	3,964	2,150
Accrued liabilities	2,650	(838)
Deferred revenue	46	95
Other long-term liabilities	(450)	(1,138)
Net cash (used in) provided by operating activities	(25)	352
Investing activities
Purchases of property and equipment	(1,656)	(2,575)
Business acquisition	—	(88)
Net cash used in investing activities	(1,656)	(2,663)
Financing activities
Proceeds from issuance of common stock, net of issuance costs	—	65,556
Proceeds from exercise of options for common stock	191	367
Proceeds from notes payable	1,376	1,145
Repayment of notes payable	(708)	(986)
Net cash provided by financing activities	859	66,082
Effect of exchange rate changes on cash and cash equivalents	(37)	19
Net increase (decrease) in cash and cash equivalents	(859)	63,790
Cash and cash equivalents at beginning of period	18,468	18,695
Cash and cash equivalents at end of period	$17,609	$82,485
Supplemental disclosure of cash flow information
Cash paid for interest	$208	$419
Cash paid for taxes	—	131
Supplemental schedule of non-cash investing and financing activities
Options for common stock granted in connection with a business acquisition	—	174
Elimination of liability upon net exercise of warrants to purchase preferred stock	—	1,310
Conversion of redeemable convertible preferred stock to common stock	—	116,313

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2012	2013	2012	2013
Reconciliation of Gross Margin on a GAAP Basis to Adjusted Gross Margin on a Non-GAAP Basis:
Gross margin	$11,847	$17,049	$35,297	$46,806
Stock-based compensation expense in cost of revenue	18	15	53	46
Cost of revenue - inventory purchase commitment	1,840	—	1,840	(180)
Adjusted gross margin	$13,705	$17,064	$37,190	$46,672
Revenue	$28,605	$33,641	$78,847	$92,755
Gross margin percentage	41.4%	50.7%	44.8%	50.5%
Adjusted gross margin percentage	47.9%	50.7%	47.2%	50.3%

Reconciliation of Operating Income (Loss) on a GAAP Basis to Adjusted Operating Income on a Non-GAAP Basis:
Income (loss) from operations	$(3,984)	$1,997	$(5,836)	$2,476
Stock-based compensation expense	722	940	2,094	2,648
Cost of revenue - inventory purchase commitment	1,840	—	1,840	(180)
Litigation settlement	2,869	200	2,869	440
Adjusted operating income from operations	$1,447	$3,137	$967	$5,384
Revenue	$28,605	$33,641	$78,847	$92,755
Operating margin percentage	-13.9%	5.9%	-7.4%	2.7%
Adjusted operating margin percentage	5.1%	9.3%	1.2%	5.8%

Reconciliation of Net Income (Loss) on a GAAP Basis to Adjusted Net Income on a Non-GAAP Basis:
Net income (loss)	$(4,092)	$1,731	$(6,256)	$1,233
Stock-based compensation expense	722	940	2,094	2,648
Cost of revenue - inventory purchase commitment	1,840	—	1,840	(180)
Litigation settlement	2,869	200	2,869	440
Adjusted net income	$1,339	$2,871	$547	$4,141
Adjusted net income per common share:
Basic	$0.57	$0.20	$0.24	$0.64
Diluted	$0.07	$0.12	$0.03	$0.20
Weighted-average number of shares:
Basic	2,363	14,389	2,324	6,511
Diluted	19,052	23,556	18,872	21,206

CONTACTS:

Investor Relations	Media Relations
Mike Bishop	Brittany Rae Fraser
The Blueshirt Group	ICR, Inc.
Tel: +1 415-217-4968	Tel: +1 646-277-1231
mike@blueshirtgroup.com	brittanyrae.fraser@icrinc.com

###